Filed with the Securities and Exchange Commission on June 24, 1997.
                                     Securities Act Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 U.S. PAWN, INC.
                          ----------------------------
                            (Exact Name of Registrant
                          As Specified In Its Charter)

         Colorado                           5932                    84-0819941
 ------------------------------   ---------------------------     -------------
(State or other jurisdiction of   Primary Standard Industrial     (IRS Employer
incorporation or organization)     Classification Code No.)        I.D. Number)

                                7215 Lowell Blvd.
                           Westminster, Colorado 80030
                                 (303) 657-3550
             ------------------------------------------------------
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                            Melvin Wedgle, President
                                 U.S. Pawn, Inc.
                                7215 Lowell Blvd.
                           Westminster, Colorado 80030
                                 (303) 657-3550
               --------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                        Copies of all communications to:

                               Gary A. Agron, Esq.
                           Law Office of Gary A. Agron
                           5445 DTC Parkway, Suite 520
                            Englewood, Colorado 80111
                                 (303) 770-7254
                              (303) 770-7257 (fax)

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Offering.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



                                            CALCULATION OF REGISTRATION FEE
================================================================================================================================
       Title of each class of                Amount to              Proposed              Proposed              Amount of
     securities to be registered           be registered             maximum               maximum            registration
                                                                    offering              aggregate                fee
                                                                    price per             offering
                                                                     unit(1)              price(1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par                          125,000                 $3.50               $437,500                $133
value per share underlying                     Shares
Common Stock Purchase
Warrants
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par                           25,000                 $3.50               $ 87,500                $ 27
value per share                                Shares
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                                                    $525,000                $160
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the closing price per share of the Common Stock on the NASDAQ SmallCap Market on June 17, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      (ii)






                                               CROSS REFERENCE SHEET

                                   BETWEEN ITEMS OF FORM S-3 AND THE PROSPECTUS


   Item
    No.                                                                     Prospectus Caption or Page
   ----                                                                     --------------------------

    1        Forepart of the Registration Statement and                 Facing Page; Cross-Reference Sheet;
             Outside Front Cover Page of Prospectus                     Outside Front Cover Page of
                                                                        Prospectus

    2        Inside Front and Outside Back Cover                        Inside Front and Outside Back Cover
             Pages of Prospectus                                        Pages of Prospectus

    3        Summary Information, Risk Factors and                      Outside Front Cover Page of
             Ratio of Earnings to Fixed Charges                         Prospectus; Risk Factors

    4        Use of Proceeds                                            Use of Proceeds

    5        Determination of Offering Price                            *

    6        Dilution                                                   *

    7        Selling Security Holders                                   Selling Stockholders

    8        Plan of Distribution                                       Plan of Distribution

    9        Description of Securities to be Registered                 *

    10       Interests of Named Experts and Counsel                     Legal Matters; Experts

    11       Material Changes                                           *

    12       Incorporation of Certain Information by                    Inside Front Cover Page of
             Reference                                                  Prospectus

    13       Disclosure of Commission Position on                       *
             Indemnification for Securities Act
             Liabilities




*        Not Applicable


                                                       (iii)

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 24, 1997

PROSPECTUS

                       125,000 Shares of Common Stock Upon
                   Exercise of Common Stock Purchase Warrants
                        And 25,000 Shares of Common Stock

                                 U.S. PAWN, INC.


     This Prospectus covers the sale of up to 125,000 shares of the no par value common stock ("Common Stock") of U.S. Pawn, Inc., a Colorado corporation (the "Company"), issuable upon exercise of 125,000 common stock purchase warrants (the "Warrants") and 25,000 shares of Common Stock held by certain selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." Each Warrant entitles the holder to purchase one share of Common Stock at $3.00 per share at any time until July 31, 1998. The Company will not receive any part of the proceeds from the sale of Common Stock by the Selling Stockholders, although it will receive any funds tendered upon exercise of the Warrants.

     The Selling Stockholders (none of whom are officers, directors or affiliates of the Company) may sell the Common Stock from time to time directly or indirectly through designated agents in open market transactions, including block trades, on the NASDAQ SmallCap Market ("NASDAQ SmallCap Market"), in negotiated transactions or in a combination of any such methods of sale or through dealers or underwriters also to be designated, on terms to be determined at the time of sale. To the extent required, the Common Stock to be sold, the name of the Selling Stockholders, purchase price, offering price, the name of any agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer or sale will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the Selling Stockholders from sales of the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution. All of the registration expenses of this offering will be paid for by the Company. See "Plan of Distribution."

     The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of any of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for indemnification arrangements.

         The Common Stock is listed on the NASDAQ SmallCap Market under the symbol "USPN." On June 17, 1997, the closing sales price of the Common Stock as reported on the NASDAQ SmallCap Market was $3.50 per share.

     PURCHASE OF THE COMMON STOCK IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

                                   ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. -----------

               The date of this Prospectus is_____________, 1997.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 (the "Registration Statement") under the 1933 Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates.

     The Company furnishes annual reports to its stockholders which include audited financial statements. The Company may also furnish quarterly financial statements to its stockholders and such other reports as may be authorized by its Board of Directors.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed or will be filed with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

     (2) The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1997;

     (3) The Company's Quarterly Report on Form 10-QSB for the three months ended September 30, 1996;

     (4) The Company's Quarterly Report on Form 10-QSB for the three months ended June 30, 1996;

     (5) Proxy Statement for the Annual Meeting of Stockholders of the Company held June 20, 1997;

     (6)  Description   of  the  Common  Stock   contained   in  the   Company's
          Registration Statement on Form S-1 declared effective under the Securities Act, on March 11, 1992; File Number 33-40261;

     (7) All other documents subsequently filed by the Company pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the 1934 Act.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written or oral requests for such copies should be directed to Charles C. Van Gundy, Chief Financial Officer, U.S. Pawn, Inc., 7215 Lowell Blvd., Westminster, Colorado 80030, telephone (303) 657-3550.

                             BUSINESS OF THE COMPANY

     U.S. Pawn, Inc. (the "Company") was organized as a Colorado corporation on March 18, 1980 and is one of four publicly-traded pawnshop operators in the United States. As of May 14, 1997, the Company owned and operated 19 pawnshops comprised of 12 pawnshops in Colorado, four pawnshops in Wyoming, two pawnshops in Nevada and one pawnshop in Nebraska.

     The Company owns and operates pawnshops that lend money secured by a pledge of tangible personal property, a transaction commonly referred to as a "pawn loan." The Company's pawnshops provide consumer loans and offer for sale used merchandise acquired by the Company when customers failed to repay their pawn loan. The Company receives a pawn service charge to compensate it for the loan, which is calculated as a percentage of the pawn loan amount, in a manner similar to which interest is charged on a traditional loan and generally ranges from 96% to 240% annually, as permitted by state laws and local ordinances. The pledged property is held through the term of the pawn loan contract, which generally is 30 to 120 days, unless otherwise earlier paid or renewed. Generally, the customer repays the pawn loan and accrued service charge in full, redeeming the pledged property, or pays the accrued service charge and renews the pawn loan. In the event the customer does not redeem the pledged property or renew the pawn loan, the pledged property is forfeited to the Company and becomes inventory available for resale in the pawnshop.

     Except for the historical information contained herein, certain matters set forth in this Prospectus are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks are detailed herein under "Risk Factors", in other parts of this Prospectus and from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

     The Company's principal offices are located at 7215 Lowell Boulevard, Westminster, Colorado 80030, and its telephone number is (303) 657-3550. As used herein, the term "Company" includes U.S. Pawn, Inc. and its subsidiaries.

                                  RISK FACTORS

     Prospective purchasers of the Common Stock should carefully consider the following risk factors and other information contained in this Prospectus before making an investment in the Common Stock. Information contained in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that the future results addressed by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results addressed in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results addressed in such forward-looking statements.

     Competition. The Company encounters significant competition in connection with its pawn lending and merchandise resale operations. These competitive conditions may adversely affect the Company's revenues and profitability. In Colorado, the Company's primary market, there are a total of approximately 400 pawnshops, including 25 pawnshops owned by two other publicly-traded companies.

     Regulation. The Company's pawnshop operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. These statutes prescribe, among other things, the maximum rates of pawn service and other charges that may be charged for lending money. With respect to gun and ammunition sales, pawnshops must comply with regulations promulgated by the United States Department of Treasury, Bureau of Alcohol, Tobacco and Firearms. There is no assurance that additional laws or regulations will not be enacted or interpretations adopted at some future date that will inhibit the operations or growth of the Company, decease the rates it can charge for lending money or prohibit the sale of certain goods, such as firearms.

     Risk of Loss. Pawnshops face a risk of loss from uninsured burglaries and the inadvertent acquisition of stolen merchandise. Although the Company has procedures to avoid the acquisition of stolen merchandise and has not historically suffered material losses from either burglary or stolen merchandise, there can be no assurance that the Company will not incur such losses in the future. Insurance against most kinds of theft is not maintained, as the Company has concluded that the risk of loss does not justify the premium coverage.

     Dependence Upon Certain Officers and Directors. The Company is highly dependent upon the services of its Chief Executive Officer and its Chief
Financial Officer. The loss of services of either of these individuals would have a material adverse effect upon the Company's operations. The Company does not have employment agreements with any of its executive officers and does not carry life insurance on any of their lives.

     No Dividends. The Company has not paid any dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future.

     Possible Volatility of Securities Prices. The market price of the Company's securities may be highly volatile, as has been the case with the securities of other small capitalization public companies. Factors such as the Company's operating results or other announcements by the Company or its competitors may have a significant effect on the market price of the Company's securities. Market prices for securities of many small capitalization companies have also experienced wide fluctuations in response to variations in quarterly operating results, general economic conditions and other factors beyond the control of the Company.

     Maintenance Criteria for NASDAQ Securities. The Company's Common Stock trades on the NASDAQ SmallCap Market. If the Company does not meet certain maintenance criteria necessary to maintain its listing on the NASDAQ SmallCap Market, the market prices of the Common Stock may be adversely affected. In order to continue to be included on the NASDAQ SmallCap Market, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float of its securities and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share, provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on the NASDAQ SmallCap Market if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. The failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of the Company's securities on the NASDAQ SmallCap Market. In such event, trading, if any, in the Company's securities may then be conducted only on the Electronic Bulletin Board of the over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, brokers effecting transactions in the Company's Common Stock would be subject to Rule 15g-2 through 15g-5 promulgated by the Securities and Exchange Commission (the "rule") which provides that if the Company fails to meet certain criteria set forth in the Rule, additional sales practice requirements will be imposed on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For these types of transactions, the broker-dealer must make a suitability determination concerning the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the Rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities and may affect the ability of stockholders to sell the Company's securities in the open market.

     Depressive Effect of Future Sales. A total of 4,006,996 shares of Common Stock were outstanding as of May 14, 1997, all of which are free-trading or may be sold as "restricted securities" under Rule 144 promulgated under the Securities Act at any time. In general, Rule 144 allows a person who has owned restricted shares of Common Stock beneficially for at least one year to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on certain stock exchanges and other markets, including the NASDAQ SmallCap Market, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Authorization of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, under the Articles of Incorporation, the Board of Directors may, without stockholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Company's Common Stock may result in a decrease of the value or market price of the Common Stock and could further be used by the Board as a device to prevent a change in control of the Company. Holders of the Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

                                 USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of Common Stock by the Selling Stockholders, although it will receive the exercise price of the Warrants (amounting to up to $375,000), which will be added to the Company's working capital.

                              SELLING STOCKHOLDERS

     This Prospectus covers offers and sales from time to time of up to 125,000 shares of Common Stock which may be issued upon exercise of the Warrants and 25,000 shares of Common Stock. Set forth below is the name of each Selling Stockholder, none of whom is an officer, director or affiliate of the Company, the number of Warrants and underlying shares of Common Stock owned by each Selling Stockholder as of this date, the number of shares of Common Stock which may be offered by the Selling Stockholder pursuant to this Prospectus, and the number of shares of Common Stock and percentage of the class of Common Stock to be owned by each Selling Stockholder upon completion of the offering if all Shares are sold. All shares of Common Stock and all Warrants are owned beneficially and of record. The address of each Selling Stockholder is in care of the Company at 7215 Lowell Blvd., Westminster, Colorado 80030. The Common Stock listed below may be offered for sale by the Selling Stockholders from time to time in open market transactions at prevailing market prices and at customary commission rates. See "Plan of Distribution."


                                                                    Number of
                                 Number of                      Warrants and/or
                              Warrants and/or                    Underlying                  Number of Warrants
                             Underlying Shares                     Shares                 and/or Underlying Shares
Name of                          Owned Prior                        Being                 Owned After the Offering
Selling Stockholder            to the Offering                     Offered                Number        Percentage
-------------------            ---------------                  ----------------          ------        ----------

John Cathcart                50,500 Warrants and                50,500 Warrants            -0-               -0-
                             underlying shares                  and underlying
                                                                shares

William Mentis               10,000 Warrants and                10,000 Warrants            -0-               -0-
                             underlying shares                  and underlying
                                                                shares

Ross Murphy                  61,000 Warrants and                61,000 Warrants            -0-               -0-
                             underlying shares                  and underlying
                                                                shares

J. B. Saunders               3,500 Warrants and                 3,500 Warrants             -0-               -0-
                             underlying shares                  and underlying
                                                                shares

Ruth Lewis                   25,000 shares                      25,000 shares              -0-               -0-



                              PLAN OF DISTRIBUTION

     The 125,000 shares of Common Stock issuable upon exercise of the Warrants and 25,000 shares of Common Stock may be sold from time to time by the Selling Stockholders in open market transactions, including block trades on the NASDAQ SmallCap Market, in negotiated transactions or in a combination of any such methods of sale. Alternatively, the Selling Stockholders may from time to time upon exercise offer the Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of the Common Stock is made, to the extent required, a Prospectus Supplement will be distributed that will set forth the aggregate amount of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to purchasers. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common
Stock offered hereby, although it will receive the exercise price of the Warrants, which will be added to the Company's working capital. All of the registration expenses of the offering will be paid by the Company.

     The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

     The Company has agreed to indemnify in certain circumstances the Selling Stockholders and any underwriter, selling brokers, dealer managers or similar persons who participate in the distribution of the Common Stock, if any, and certain persons related to the foregoing persons, against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify in certain circumstances the Company and certain persons related to the Company against certain liabilities, including liabilities under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

     Gary A. Agron, Englewood, Colorado, has acted as counsel to the Company in connection with the offering. Mr. Agron is a director of the Company and owns 14,000 shares of the Company's Common Stock and options to acquire an additional 20,500 shares at prices ranging from $1.70 to $2.00 per share.

                                     EXPERTS

     The financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 which are incorporated by reference in the Registration Statement of which this Prospectus forms a part, have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing therein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

----------------------------------------     -----------------------------------

No dealer,  salesman or other person has
been  authorized to give any information
or to  make  any  representations  other
than  contained  in this  Prospectus  in
connection  with the Offering  described
herein,  and  if  given  or  made,  such              125,000 Shares of
information or representations  must not           Common Stock Underlying
be relied upon as having been authorized       Common Stock Purchase Warrants
by the Company. This Prospectus does not      and 25,000 Shares of Common Stock
constitute  an  offer  to  sell,  or the
solicitation  of an  offer  to buy,  the
securities  offered hereby to any person
in any  state or other  jurisdiction  in
which  such  offer  or  solicitation  is
unlawful.  Neither the  delivery of this
Prospectus nor any sale hereunder shall,
under  any  circumstances,   create  any               U.S. PAWN, INC.
implication   that  there  has  been  no
change in the affairs of the Company since the date hereof.

                                      Page
                                      ----

Available Information................  2
Incorporation of Certain
  Documents by Reference.............  2
Business of the Company..............  4
Risk Factors.........................  5
Use of Proceeds......................  8              ----------------
Selling Stockholders.................  9
Plan of Distribution................. 10                 PROSPECTUS
Legal Matters........................ 11
Experts.............................. 11              ----------------


                                                                , 1997
                                                      ---------


----------------------------------------     -----------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     Other Expenses of Issuance and Distribution.(1)
             -----------------------------------------------

             SEC Registration Fee.............................      $   133
             Blue Sky Filing Fees.............................          -0-
             Blue Sky Legal Fees..............................          -0-
             Printing Expenses................................        2,000
             Legal Fees and Expenses..........................       12,500
             Accounting Fees..................................        2,000
             Miscellaneous Expenses...........................        1,387
                                                                    -------

             TOTAL............................................      $18,000

(1)      All expenses are estimated except the SEC Registration fee.

ITEM 15.    Indemnification of Directors and Officers.
            -----------------------------------------

            Article IX of the Registrant's Bylaws provides as follows:

                                   "ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the Corporation or to its shareholders for monetary damages for (i) any breach of the directors' duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification."

ITEM 16.     Exhibits.
             ---------

    (a)      Exhibits

             Exhibit No.                      Title
             -----------                      -----


               2.01            Articles of Incorporation of the Registrant (1)

               2.02            Bylaws of the Registrant (1)

               5.01            Opinion of Gary A. Agron (including consent)

              23.01            Consent of Gary A. Agron (See 5.01, above)

              23.02            Consent of AJ. Robbins, P.C.


(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, file number 33-40261, declared effective on July 12, 1991.

ITEM 17.  Undertakings.
          -------------

     The Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westminster, Colorado, on June 16, 1997.

                                          U.S. PAWN, INC.



                                          By  /s/  MELVIN WEDGLE
                                             -----------------------------------
                                             Melvin Wedgle
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                        Title                       Date
       ---------                        -----                       ----


/s/ Melvin Wedgle               Chief Executive Officer,         June 16, 1997
--------------------------      President and Director
Melvin Wedgle


/s/ Charles C. Van Gundy        Chief Financial Officer          June 16, 1997
---------------------------     (Principal Accounting Officer),
Charles C. Van Gundy            Vice President, Secretary
                                and Director

/s/ Stanley M. Edelstein        Director                         June 16, 1997
----------------------------
Stanley M. Edelstein


/s/ Gary A. Agron               Director                         June 16, 1997
----------------------------
Gary A. Agron


/s/ Larry M. Snyder             Director                         June 16, 1997
----------------------------
Larry M. Snyder

----------------------------    Director                         -------------
Daniel B. Rudden

                                  EXHIBIT INDEX


Exhibit No.             Title
-----------             -----

5.01                    Opinion of Gary A. Agron (including consent)

23.01                   Consent of Gary A. Agron (See 5.01, above)

23.02                   Consent of AJ. Robbins, P.C.